UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

STANDARD MICROSYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-7422	11-2234952
(Commission File Number)	(IRS Employer Identification No.)

80 Arkay Drive, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 435-6000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2012, Standard Microsystems Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Microchip Technology Incorporated, a Delaware corporation (“Parent”), and Microchip Technology Management Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Set out below is a summary of the principal terms of the Merger Agreement:

Effect of Merger on the Company’s Common Stock, Stock Options, Stock Appreciation Rights, RSUs and Restricted Stock

Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger:

•
Common Stock.  Each share of common stock, par value $0.10 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time (other than any dissenting shares and any shares held by Parent, the Company or any of their respective wholly owned subsidiaries) will be cancelled and converted into the right to receive $37.00  in cash, without interest and less any applicable withholding taxes (the “Per Share Merger Consideration”).

•
Stock Options and Stock Appreciation Rights (“SARs”).  Each of the Company’s vested SARs and options (including SARs and options that vest as a result of the consummation of the transactions contemplated by the Merger Agreement) will generally be cashed out at, or as soon as practicable following, the effective time of the Merger for an amount equal to the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such SAR or option.  Any vested SAR or Option that has an exercise price that is equal to or greater than the Per Share Merger Consideration will be cancelled without consideration therefor.  Any SAR or option that is not cashed out or cancelled as described above will be assumed by Parent, based on an exchange ratio specified in the Merger Agreement.

•
Restricted Stock and Restricted Stock Units (“RSUs”).  Each of the Company’s vested restricted stock awards and RSUs, as well as each Company phantom share unit (including restricted stock awards, RSUs and phantom share units that vest as a result of the consummation of the transactions contemplated by the Merger Agreement) that has not yet been settled in Company Common Stock will generally be cashed out at, or as soon as practicable following, the effective time of the Merger for an amount equal to the Per Share Merger Consideration.  Any restricted stock award or RSU that is not cashed out as described above will be assumed by Parent, based on an exchange ratio specified in the Merger Agreement.

•
Awards Held by Non-U.S. Employees.  Parent and the Company may determine prior to the effective time of the Merger to treat equity awards held by non-U.S. employees differently than as set forth above in the event necessary to avoid violating applicable law or materially adverse tax consequences to the holder of such equity award.

Representations, Warranties and Covenants

The Merger Agreement contains representations, warranties and covenants of the Company, Parent and Merger Sub, including, among others, covenants by the Company to:

•	call and hold a stockholder meeting to adopt the Merger Agreement;

•
have its Board of Directors recommend that the Company’s stockholders adopt the Merger Agreement (subject to certain exceptions that permit the Company’s Board of Directors to take certain actions required by its fiduciary duties);

•
refrain from (i) soliciting, initiating, or knowingly encouraging,  facilitating or inducing the making of any inquiry, offer or proposal that would reasonably be expected to lead to any Acquisition Proposal (as defined in the Merger Agreement) and (ii) entering into discussions with respect to an Acquisition Proposal with any third party, or providing confidential information relating to the Company or any of its subsidiaries for the purpose of assisting or facilitating the making of an Acquisition Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal (subject to certain exceptions that permit the Company’s Board of Directors to take actions required by their fiduciary duties); and

•
conduct its business in the ordinary course consistent with past practice during the period between the date of the Merger Agreement and the closing of the Merger and to refrain from certain kinds of transactions during that period.

Conditions to Closing of the Merger

The closing of the Merger is subject to customary closing conditions, including:

•	adoption of the Merger Agreement by the Company’s stockholders;

•	absence of any law or order prohibiting the consummation of the Merger; and

•	expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of certain other regulatory approvals.

Termination of the Merger Agreement

The Merger Agreement contains customary termination provisions, including the right of the Company to terminate the Merger Agreement if its Board of Directors receives a superior proposal (as defined in the Merger Agreement) and otherwise complies with certain terms of the Merger Agreement. In connection with a termination to accept a superior proposal, Parent will be entitled to a fee of $32.85 million. The $32.85 million fee is also payable to Parent in other limited circumstances involving a competing proposal and termination of the Merger Agreement.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the parties’ entry into the Merger Agreement, the directors of the Company and certain of its officers have entered into voting agreements pursuant to which they have agreed (1) to vote their shares of common stock of the Company in favor of the Merger and (2) to comply with certain restrictions on the disposition of such shares, subject to the terms and conditions contained therein. Pursuant to their terms, such voting agreements will terminate concurrently with any termination of the Merger Agreement.

The Boards of Directors of the Company and Parent have unanimously approved the Merger and the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement.

Additional Information about this Transaction

The Company will file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the Merger. We urge investors and security holders to read the proxy statement when it becomes available because it will contain important information regarding the Merger.  You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov.  You also may obtain the proxy statement (when it is available) and other documents filed by the Company with the SEC relating to the Merger for free by accessing the Company’s website at www.smsc.com by clicking on the link for “Investor Relations”, then clicking on the link for “SEC Filings.”

Participants in this Transaction

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger.  Information regarding the interests of these directors and executive officers in the Merger will be included in the proxy statement when it is filed with the SEC.  You may find additional information about the Company’s directors and executive officers in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on June 14, 2011.  You can obtain free copies of these documents from the Company using the contact information above.

Forward Looking Statements

Except for historical information contained herein, the matters discussed in this document are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. These risks and uncertainties include the ability of the parties to complete the Merger; the parties’ ability to obtain regulatory approvals of the Merger on the contemplated terms and schedule; the failure of our stockholders to approve the transaction; the impact of the announcement of, or failure to complete, the Merger on our relationships with suppliers, customers and employees; and potential or actual litigation.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to the Company at this time. Such statements are subject to change, and we do not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

Item 8.01.	Other Events.

On May 2, 2012, the Company and Parent issued a joint press release announcing the acquisition of the Company, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of May 1, 2012, by and among Microchip Technology Incorporated, Microchip Technology Management Co. and Standard Microsystems Corporation.

99.1	Joint Press Release, dated May 2, 2012, issued by Standard Microsystems Corporation and Microchip Technology Incorporated.

Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Commission upon request any omitted schedule or exhibit to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

Date: May 2, 2012	By:	/s/ Kris Sennesael

		Name:	Kris Sennesael
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of May 1, 2012, by and among Microchip Technology Incorporated, Microchip Technology Management Co. and Standard Microsystems Corporation.

99.1	Joint Press Release, dated May 2, 2012, issued by Standard Microsystems Corporation and Microchip Technology Incorporated.